Exhibit 99.1

Contacts:	Daniel J. Thomas	Thomas E. Kiraly
	President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer
	(972) 364-8111	(972) 364-8217

CONCENTRA OPERATING CORPORATION REPORTS SECOND QUARTER RESULTS

Incurs $3.8 Million in Expense During the Quarter

Associated with the Termination of a Potential Transaction

ADDISON, Texas, August 8, 2006 – Concentra Operating Corporation (“Concentra” or the “Company”) today announced results for the second quarter ended June 30, 2006. The Company reported consolidated Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) of $47,265,000 for the quarter, which reflected an increase of $2,440,000, or 5.4%, over the $44,825,000 reported during the same period in 2005. These results included $3,755,000 in professional fees and other expenses incurred in connection with the analysis and negotiation of a potential transaction with a third party. Work on this potential transaction was terminated at the conclusion of the quarter. Concentra computes Adjusted EBITDA in the manner prescribed by its bond indentures, and a reconciliation of Adjusted EBITDA to net income is provided within this press release.

Revenue for the second quarter of 2006 increased 15.2% to $330,602,000 from $286,914,000 in the year-earlier period. Operating income declined to $33,228,000 from $37,335,000 in the second quarter of last year. In addition to the transaction-related expenses incurred during the quarter, the Company’s results also reflected an increase in non-cash equity compensation expense of $3,429,000 over the same period in the prior year. This increase was primarily associated with the adoption of Statement of Financial Accounting Standards No. 123R (“SFAS 123R”) in 2006. These non-cash equity compensation expenses also included $1,635,000 associated with the modification of the Company’s Chairman’s stock option agreement due to technical considerations arising in connection with the terminated transaction. Because of Concentra’s lower operating income and higher interest expense in the quarter, and due to a second quarter 2005 tax benefit of $10,217,000 that offset the tax provision for the year-earlier period, net income for the second quarter of 2006 declined to $9,189,000 from $23,628,000 reported last year.

Concentra’s revenue on a year-to-date basis increased 15.0% to $645,861,000 from $561,843,000 in the same period of 2005. Operating income declined to $60,250,000 from $68,210,000 for the first six months of 2005. These results included $5,897,000 in non-cash equity compensation expense for the year to date compared with $728,000 in the same period of 2005. Net income for the first half of the year was $15,023,000 versus $32,811,000 in the first half of 2005. For the first half of 2006, Adjusted EBITDA increased to $86,276,000 from $84,335,000 in the same period last year.

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Concentra Announces Second Quarter Results

August 8, 2006

“During the quarter, we achieved revenue and EBITDA growth in our two key business segments, Health Services and Network Services,” said Daniel Thomas, Concentra’s President and Chief Executive Officer. “This growth came on both a reported basis as well as a pro forma basis, including the results of our fourth quarter 2005 acquisitions of Beech Street Corporation (“Beech Street”) and Occupational Health + Rehabilitation Inc (“OH+R”) in the prior-year period.

“Our Health Services division demonstrated a reasonable level of growth during the quarter,” Thomas continued. “Our rate of same-center visit growth of 3.7% remained generally consistent with that of last year. However, our overall growth in same-center revenue continued to be dampened due to an increasing percentage of our patient visits being related to lower-priced, non-injury healthcare services. Our growth in Health Services was significantly enhanced during the quarter by a strong increase in our non-center-related health services revenue. These diversified services grew by 24.7% over the prior year to $25,621,000 during the most recent quarter.

“In the case of Network Services, we achieved attractive growth in our revenue and earnings,” he added. “This primarily reflected new post-payment review services we now provide to the Centers For Medicare and Medicaid Services (“CMS”) and group health services provided to a significant new insurance client. We also are benefiting from other expanding network services relationships we have with existing clients.

“Due to the timing of pricing increases, new business additions and other initiatives, we believe we are positioned to achieve increasing growth during the second half of this year in each of our two primary business segments,” said Thomas.

The Company noted that, in addition to the effects of the $3,755,000 in tax, legal, accounting and other professional fees associated with the terminated transaction and $3,213,000 of the growth in non-cash equity compensation expense, general and administrative expenses in the quarter also increased due to the acquisitions of Beech Street and OH+R. These two acquired companies incurred approximately $7,601,000 in general and administrative costs when they operated separately from Concentra during the second quarter of last year.

At June 30, 2006, Concentra had $21,120,000 in unrestricted cash and investments. The Company prepaid $31,623,000 in senior term indebtedness during the second quarter. At June 30, 2006, Concentra’s days sales outstanding were 52 as compared to 57 for the second quarter of last year. The Company also stated that its operating cash flows were lower than those of the prior year, primarily due to improvements achieved in its days sales outstanding in the prior year, the timing of its payrolls during the first six months of 2006 as compared to those in 2005, and the timing of an additional $8,394,000 payment of interest on its senior indebtedness that was due and paid in the first quarter of 2006 as opposed to the fourth quarter of 2005.

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Concentra Announces Second Quarter Results

August 8, 2006

Concentra Operating Corporation, a wholly owned subsidiary of Concentra Inc., is dedicated to improving the quality of life by making healthcare accessible and affordable. Serving the occupational, auto and group healthcare markets, Concentra provides employers, insurers and payors with a series of integrated services that include employment-related injury and occupational healthcare, in-network and out-of-network medical claims review and repricing, access to preferred provider organizations, first notice of loss services, case management and other cost containment services. Concentra provides its services to approximately 200,000 employer locations and more than 1,000 insurance companies, group health plans, third-party administrators and other healthcare payors. The Company has 308 health centers located in 40 states. It also operates the Beech Street and FOCUS networks.

A public, listen-only simulcast of Concentra’s second quarter conference call will begin at 9:00 a.m. Eastern Daylight Time tomorrow (August 9, 2006) and may be accessed via the Company’s web site, www.concentra.com. Investors are requested to access the call at least 15 minutes before the scheduled start time in order to complete a brief registration. An online replay using the same link will be available shortly after the conclusion of the live broadcast and will continue through September 9, 2006.

This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company’s actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the Company’s operations, changes in nationwide employment and injury rate trends, interruption in its data processing capabilities, operational, financing and strategic risks related to the Company’s capital structure, acquisitions and growth strategy, possible fluctuations in quarterly and annual operations, possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the Company’s services, and dependence on key management personnel. Additional factors include those described in the Company’s filings with the Securities and Exchange Commission.

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Concentra Announces Second Quarter Results

August 8, 2006

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Operations

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
REVENUE:
Health Services	$190,534	$167,213	$371,529	$321,805
Network Services	88,730	68,326	172,787	136,185
Care Management Services	51,338	51,375	101,545	103,853

Total revenue	330,602	286,914	645,861	561,843

COST OF SERVICES:
Health Services	154,330	134,575	305,904	262,758
Network Services	49,762	40,525	97,335	80,970
Care Management Services	45,468	44,598	89,994	88,119

Total cost of services	249,560	219,698	493,233	431,847

Total gross profit	81,042	67,216	152,628	129,996

General and administrative expenses	46,445	30,725	89,655	62,047
Amortization of intangibles	1,369	582	2,723	1,165
Gain on sale of assets	—	(1,426)	—	(1,426)

Operating income	33,228	37,335	60,250	68,210

Interest expense, net	16,769	13,170	33,395	27,115
(Gain) loss on fair value of economic hedges	(175)	793	(440)	793
Other, net	1,240	615	2,403	1,497

Income before income taxes	15,394	22,757	24,892	38,805
Provision (benefit) for income taxes	6,234	(878)	10,050	5,982

Income from continuing operations	9,160	23,635	14,842	32,823
(Gain) loss from discontinued operations, net of tax	(29)	7	(181)	12

Net income	$9,189	$23,628	$15,023	$32,811

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Concentra Announces Second Quarter Results

August 8, 2006

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2006	December 31, 2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$21,120	$65,057
Restricted cash and short-term investments	3,924	4,723
Accounts receivable, net	187,304	171,357
Prepaid expenses and other current assets	48,956	43,773

Total current assets	261,304	284,910

PROPERTY AND EQUIPMENT, NET	134,506	124,556

GOODWILL AND OTHER INTANGIBLE ASSETS, NET	663,163	664,090

OTHER ASSETS	31,903	29,809

	$1,090,876	$1,103,365

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Revolving credit facility	$—	$—
Current portion of long-term debt	5,651	20,074
Accounts payable and accrued expenses	150,004	163,774

Total current liabilities	155,655	183,848

LONG-TERM DEBT, NET	820,206	840,756

DEFERRED INCOME TAXES AND OTHER LIABILITIES	86,841	72,599

STOCKHOLDER’S EQUITY	28,174	6,162

	$1,090,876	$1,103,365

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Concentra Announces Second Quarter Results

August 8, 2006

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2006	2005
OPERATING ACTIVITIES:
Net income	$15,023	$32,811
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	19,886	17,546
Amortization of intangibles	2,723	1,165
Restricted stock amortization and equity-based compensation	5,898	729
Gain on sale of assets	—	(1,426)
(Gain) loss on change in fair value of economic hedges	(440)	793
Deferred income taxes	8,943	2,757
Write-off of fixed assets	95	355
Changes in assets and liabilities:
Accounts receivable, net	(15,808)	(3,601)
Prepaid expenses and other assets	(5,701)	(6,682)
Accounts payable and accrued expenses	(7,758)	14,594

Net cash provided by operating activities	22,861	59,041

INVESTING ACTIVITIES:
Purchases of property, equipment and other assets	(26,150)	(24,168)
Acquisitions, net of cash acquired	(3,220)	(5,677)
Proceeds from sale of assets	—	885

Net cash used in investing activities	(29,370)	(28,960)

FINANCING ACTIVITIES:
Borrowings (payments) under revolving credit facilities, net	—	—
Repayments of debt	(36,283)	(32,232)
Distributions to minority interests	(1,498)	(342)
Payment of deferred financing costs	(46)	(28)
Contribution from issuance of common stock by parent	372	21
Tax benefit associated with stock options exercised	27	—

Net cash used in financing activities	(37,428)	(32,581)

NET DECREASE IN CASH	(43,937)	(2,500)
CASH, BEGINNING OF PERIOD	65,057	61,319

CASH, END OF PERIOD	$21,120	$58,819

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Concentra Announces Second Quarter Results

August 8, 2006

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Net income	$9,189	$23,628	$15,023	$32,811
Provision (benefit) for income taxes	6,234	(878)	10,050	5,982
Interest expense, net	16,769	13,170	33,395	27,115
Depreciation expense	10,250	8,790	19,886	17,546
Amortization of intangibles	1,369	582	2,723	1,165
Amortization of equity-based compensation	3,793	365	5,898	729

EBITDA	47,604	45,657	86,975	85,348
(Gain) loss on fair value of economic hedges	(175)	793	(440)	793
Gain on sale of assets	—	(1,426)	—	(1,426)
Discontinued operations – income tax provision (benefit)	16	(4)	97	(7)
Minority share of depreciation, amortization and interest	(180)	(195)	(356)	(373)

Adjusted EBITDA	$47,265	$44,825	$86,276	$84,335

Computations of Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) have been provided in this press release due to the use of this measure by the holders of the Company’s 9.5% Senior Subordinated Notes and 9.125% Senior Subordinated Notes and other lenders, for purposes of determining the Company’s performance in light of its debt covenant requirements, which are stated in the Company’s debt agreements as measures that relate to Adjusted EBITDA. Adjusted EBITDA is disclosed because compliance with the liquidity covenants included in these agreements is considered material to the Company. The Company’s computations of this measure may differ from that provided by other companies due to differences in the inclusion or exclusion of items in its computations as compared to that of others. The Company’s measure of Adjusted EBITDA has been made in a manner consistent with the requirements of the indenture that relates to its 9.5% Senior Subordinated Notes and 9.125% Senior Subordinated Notes. Adjusted EBITDA is a measure that is not prescribed for under Generally Accepted Accounting Principles (“GAAP”). Adjusted EBITDA specifically excludes changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities, and it also excludes the effects of interest expense, depreciation expense, amortization expense, taxes and other items that are included when determining a company’s net income. As such, the Company would encourage a reader not to use this measure as a substitute for the determination of net income, operating cash flow, or other similar GAAP-related measures, and to use it primarily for the debt covenant compliance purposes above.

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Concentra Announces Second Quarter Results

August 8, 2006

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Supplemental Information

We use certain operating metrics to measure aspects of our operations. Additionally, from time to time, we provide estimates of our possible future financial performance. Our disclosure to you of this information is conditioned in its entirety by the provisions, risk factors and cautionary statements provided for you in the main text of this press release. It is being provided solely to ensure full and fair disclosure to investors in the Company’s existing debt instruments and for no other purpose.

Operating Metrics and Information:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Health centers at period end	305	268	305	268
Total visits to health centers	1,877,895	1,671,143	3,642,894	3,207,870
Injury-related visits %	44.8%	45.8%	45.4%	46.6%
Center revenue (in thousands) [a]	$164,913	$146,671	$321,828	$282,090

Same-center performance [b]:
Visits per business day growth	3.7%	3.9%	4.2%	4.2%
Change in revenue per visit	(1.4%)	1.8%	(1.2%)	1.6%
Revenue per business day growth	2.2%	5.8%	2.9%	5.8%

Current 2006 full-year performance guidance:

(Subject to immediate change and no public update or notice, all amounts are approximate)

Revenue:	$1.305 billion to $1.355 billion.
Adjusted EBITDA [c]:	$182.5 million to $187.5 million.
Operating Cash Flow:	$85.0 million to $95.0 million.
Capital Expenditures:	$45.0 million to $50.0 million.

Notes:

[a]	Excludes diversified services.

[b]	Our same-center comparisons represent all centers that Health Services has operated for the previous two full years as of the date indicated, excluding centers affected by the consolidation of acquired centers.

[c]	Excludes $3,755,000 in professional expenses incurred in connection with the potential transaction that was terminated during the second quarter of 2006. Please refer to the discussion on Page 7 of this press release concerning the Company’s computation and use of Adjusted EBITDA.

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